Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2021 FOURTH QUARTER RESULTS

–Fourth quarter revenue of $282.0 million, net income of $19.1 million and Adjusted EBITDA of $67.8 million
–Record annual revenue of $1.1 billion, record annual net income of $161.8 million and record annual Adjusted EBITDA of $291.7 million
–Quarterly and annual financial performance for all operating segments exceeded prior year
–Repaid $25.0 million of term loan borrowings and repurchased $10.6 million of common stock in the quarter
LAS VEGAS – February 17, 2022 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the fourth quarter and full year ended December 31, 2021.

Blake Sartini, Chairman and Chief Executive Officer of Golden Entertainment, commented, “Our strong fourth quarter results concluded a record year for Golden, as we successfully navigated challenges to our operations throughout 2021. The improved performance across our diverse operations drove our total annual revenue to over $1 billion for the first time in history with full year Adjusted EBITDA growing to $292 million, almost 60% higher than full year 2019. For 2022, we are focused on maximizing our operating performance and cash flow which will position the Company to refinance its existing indebtedness and accelerate returning capital to shareholders.”
Consolidated Results
The Company’s 2021 fourth quarter revenues of $282.0 million rose 37% from $205.6 million for the 2020 fourth quarter. Net income for the 2021 fourth quarter was $19.1 million, or $0.59 per fully diluted share, compared to a net loss of $18.5 million, or a loss of $0.66 per share, for the 2020 fourth quarter. Adjusted EBITDA was $67.8 million for the 2021 fourth quarter, a 72% increase from Adjusted EBITDA of $39.4 million for the 2020 fourth quarter. Adjusted EBITDA margin was 24% for the 2021 fourth quarter compared to 19% for the 2020 fourth quarter.

Full year 2021 revenues of $1.1 billion rose 58% from $694.2 million for the 2020 full year. Adjusted EBITDA of $291.7 million for the 2021 full year, represents a 165% increase compared to Adjusted EBITDA of $110.3 million for the 2020 full year. Adjusted EBITDA margin was 27% for the 2021 full year compared to 16% for the 2020 full year.
During the 2021 fourth quarter, the Company updated its segment reporting and now presents results of its operations through four reportable segments:
Nevada Casino Resorts: comprised of The STRAT Hotel, Casino & SkyPod, Aquarius Casino Resort and Edgewater Hotel & Casino Resort, as well as Colorado Belle Hotel & Casino Resort whose operations remain closed.
Nevada Locals Casinos: comprised of Arizona Charlie’s Boulder, Arizona Charlie’s Decatur, Gold Town Casino, Lakeside Casino & RV Park and Pahrump Nugget Hotel Casino.
Maryland Casino Resort: comprised of the Rocky Gap Casino Resort.
Distributed Gaming: comprised of all of the Company’s distributed gaming operations in Nevada and Montana including its branded taverns in Nevada.

Nevada Casino Resorts
Revenues for Nevada Casino Resorts were $104.5 million for the 2021 fourth quarter compared to $64.5 million for the 2020 fourth quarter. Adjusted EBITDA was $36.6 million compared to $14.9 million for the 2020 fourth quarter. Adjusted EBITDA margin was 35% for the 2021 fourth quarter compared to 23% for the 2020 fourth quarter.

Full year 2021 revenues for Nevada Casino Resorts were $389.7 million compared to $250.6 million in 2020. Full year 2021 Adjusted EBITDA was $149.1 million compared to $57.5 million in 2020. Adjusted EBITDA margin was 38% in 2021 compared to 23% in 2020.
Nevada Locals Casinos
Revenues for Nevada Locals Casinos were $39.7 million for the 2021 fourth quarter compared to $33.1 million for the 2020 fourth quarter. Adjusted EBITDA was $18.8 million compared to $14.2 million for the 2020 fourth quarter. Adjusted EBITDA margin was 47% for the 2021 fourth compared to 43% for the 2020 fourth quarter.

Full year 2021 revenues for Nevada Locals Casinos were $159.9 million compared to $113.0 million in 2020. Full year 2021 Adjusted EBITDA was $80.0 million compared to $45.6 million in 2020. Adjusted EBITDA margin was 50% compared to 40% in 2020.
Maryland Casino Resort
Revenues for Maryland Casino Resort were $19.2 million for the 2021 fourth quarter compared to $15.0 million for the 2020 fourth quarter. Adjusted EBITDA was $5.9 million compared to $4.4 million for the 2020 fourth quarter. Adjusted EBITDA margin was 31% for the 2021 fourth quarter compared to 29% for the 2020 fourth quarter.

Full year 2021 revenues for Maryland Casino Resort were $78.2 million compared to $51.6 million in 2020. Full year 2021 Adjusted EBITDA was $26.7 million compared to $15.1 million in 2020. Adjusted EBITDA margin was 34% compared to 29% in 2020.
Distributed Gaming
Revenues for Distributed Gaming were $118.3 million for the 2021 fourth quarter compared to $93.0 million for the 2020 fourth quarter. Adjusted EBITDA was $20.3 million compared to $14.0 million for the 2020 fourth quarter. Adjusted EBITDA margin was 17% for the 2021 fourth quarter compared to 15% for the 2020 fourth quarter.

Full year 2021 revenues for Distributed Gaming were $467.6 million compared to $278.3 million in 2020. Adjusted EBITDA was $87.3 million compared to $27.0 million in 2020. Adjusted EBITDA margin was 19% in 2021 compared to 10% in 2020.
Debt and Liquidity
As of December 31, 2021, the total principal amount of debt outstanding was approximately $1 billion, consisting primarily of $650 million in term loan borrowings outstanding under the Company’s existing credit facility and $375 million of senior unsecured notes. There are no outstanding borrowings under the Company’s $240 million revolving credit facility. The Company repaid $25 million of its outstanding term loan during the quarter and repurchased $10.6 million of its common shares at an average price of $46.87 per share. The Company currently has approximately $40 million remaining under its current share repurchase authorization. As of December 31, 2021, the Company had cash and cash equivalents of $220.5 million.

Investor Conference Call and Webcast
The Company will host a webcast and conference call today, February 17, 2022, at 5:00 p.m. Eastern Time, to discuss the 2021 fourth quarter and full year results. The conference call may be accessed live over the phone by dialing (844) 465-3054 or for international callers by dialing (480) 685-5227; the passcode is 6388552. A replay will be available beginning at 8:00 p.m. Eastern Time today and may be accessed by dialing (855) 859-2056 or (404) 537-3406 for international callers; the passcode is 6388552. The replay will be available until February 20, 2022. The call will also be webcast live through the “Investors” section of the Company’s website, www.goldenent.com. A replay of the audio webcast will also be archived on the Company’s website, www.goldenent.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. In addition, forward-looking statements in this press release include, without limitation: statements regarding: the Company’s strategies, objectives and business opportunities; anticipated future growth and trends in the Company’s business or key markets; projections of future financial condition, operating results, income, capital expenditures, costs or other financial items, including anticipated future cash generation and resulting ability to continue to reduce leverage and to return capital to shareholders; proposed refinancing of indebtedness; and other characterizations of future events or circumstances as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: the uncertainty of the extent, duration and effects of the COVID-19 pandemic and the response of governments; changes in national, regional and local economic and market conditions; legislative and regulatory matters (including the cost of compliance or failure to comply with applicable laws and regulations); increases in gaming taxes and fees in the jurisdictions in which the Company operates; the Company’s ability to realize the anticipated cost savings, synergies and other benefits of its casino and other acquisitions; litigation; increased competition; the Company’s ability to renew its distributed gaming contracts; reliance on key personnel (including our Chief Executive Officer, President and Chief Financial Officer, and Chief Operating Officer); the level of the Company’s indebtedness and its ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions (including weather or road conditions that limit access to the Company’s properties); the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA because it is the primary metric used by its chief operating decision makers and investors in measuring both the Company’s past and future expectations of performance. Adjusted EBITDA provides useful information to the users of the Company’s financial statements by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, the Company’s annual performance plan used to determine compensation for its executive officers and employees is tied to the Adjusted EBITDA metric. It is also a measure of operating performance widely used in the gaming industry.
The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in gaming industry may calculate Adjusted EBITDA differently than the Company does.
The Company defines “Adjusted EBITDA” as earnings before interest and other non-operating income (expense), income taxes, depreciation and amortization, impairment of goodwill and intangible assets, acquisition and severance expenses, preopening and related expenses, gain or loss on disposal of assets, share-based compensation expenses, change in non-cash lease expense, change in fair value of derivative, and other non-cash charges that are deemed to be not indicative of our core operating results, calculated before corporate overhead (which is not allocated to each reportable segment).
About Golden Entertainment, Inc.
Golden Entertainment owns and operates a diversified entertainment platform, consisting of a portfolio of gaming assets that focus on casino and distributed gaming operations (including gaming in the Company’s branded taverns). Golden Entertainment operates over 16,900 slots, 120 table games, and 6,200 hotel rooms. Golden Entertainment owns ten casinos – nine in Southern Nevada and one in Maryland. Through its distributed gaming business in Nevada and Montana, Golden Entertainment operates video gaming devices at nearly 1,100 locations and owns over 60 traditional taverns in Nevada. Golden Entertainment is also licensed in Illinois and Pennsylvania to operate video gaming terminals. For more information, visit www.goldenent.com.

Contacts
Golden Entertainment, Inc.	Investor Relations
Charles H. Protell	Richard Land
President and Chief Financial Officer	JCIR
(702) 893-7777	(212) 835-8500 or gden@jcir.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Gaming	$191,183	$147,340	$766,307	$476,753
Food and beverage	44,802	31,681	167,815	112,081
Rooms	29,589	17,314	109,802	71,411
Other	16,384	9,293	52,619	33,910
Total revenues	281,958	205,628	1,096,543	694,155
Expenses
Gaming	106,719	85,570	416,197	275,041
Food and beverage	33,285	24,922	118,541	92,202
Rooms	13,419	10,283	48,632	39,935
Other operating	6,538	2,510	16,968	11,789
Selling, general and administrative	60,634	47,465	221,967	183,122
Depreciation and amortization	26,350	29,793	106,692	124,430
Loss (gain) on disposal of assets	513	(14)	1,260	803
Preopening expenses	14	121	246	308
Impairment of goodwill and intangible assets	—	6,092	—	33,964
Total expenses	247,472	206,742	930,503	761,594
Operating income (loss)	34,486	(1,114)	166,040	(67,439)
Non-operating expense
Other non-operating income	—	—	60,000	—
Interest expense, net	(15,101)	(17,535)	(62,853)	(69,110)
Loss on debt extinguishment and modification	(216)	—	(975)	—
Change in fair value of derivative	—	—	—	(1)
Total non-operating expense, net	(15,317)	(17,535)	(3,828)	(69,111)
Income (loss) before income tax (provision) benefit	19,169	(18,649)	162,212	(136,550)
Income tax (provision) benefit	(70)	180	(436)	(61)
Net income (loss)	$19,099	$(18,469)	$161,776	$(136,611)

Weighted-average common shares outstanding
Basic	29,035	28,186	28,709	28,080
Diluted	32,394	28,186	32,123	28,080
Net income (loss) per share
Basic	$0.66	$(0.66)	$5.64	$(4.87)
Diluted	$0.59	$(0.66)	$5.04	$(4.87)

Golden Entertainment, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Nevada Casino Resorts (1)
Gaming	$44,733	$30,483	$179,793	$114,571
Food and beverage	22,962	14,095	83,092	55,588
Rooms	25,517	14,469	94,952	61,070
Other	11,308	5,460	31,875	19,414
Nevada Casino Resorts revenue	$104,520	$64,507	$389,712	$250,643
Nevada Locals Casinos (2)
Gaming	$29,311	$24,697	$120,537	$82,522
Food and beverage	6,119	5,317	24,036	18,406
Rooms	2,206	1,306	7,626	5,598
Other	2,042	1,801	7,656	6,505
Nevada Locals Casinos revenues	$39,678	$33,121	$159,855	$113,031
Maryland Casino Resort (3)
Gaming	$14,812	$11,754	$60,797	$40,505
Food and beverage	2,065	1,363	7,932	4,669
Rooms	1,866	1,539	7,224	4,743
Other	432	310	2,202	1,719
Maryland Casino Resort revenues	$19,175	$14,966	$78,155	$51,636
Distributed Gaming (4)
Gaming	$102,330	$80,405	$405,183	$239,154
Food and beverage	13,656	10,906	52,755	33,418
Other	2,351	1,719	9,646	5,684
Distributed Gaming revenues	$118,337	$93,030	$467,584	$278,256
Corporate and other	248	4	1,237	589
Total Revenues	$281,958	$205,628	$1,096,543	$694,155
(1)    Comprised of The STRAT Hotel, Casino & SkyPod, Aquarius Casino Resort, Edgewater Hotel & Casino Resort and Colorado Belle Hotel & Casino Resort.
(2)    Comprised of Arizona Charlie’s Boulder, Arizona Charlie’s Decatur, Gold Town Casino, Lakeside Casino & RV Park and Pahrump Nugget Hotel Casino.
(3)    Comprised of the operations of the Rocky Gap Casino Resort.
(4)    Comprised of Nevada Distributed Gaming, Nevada Taverns and Montana Distributed Gaming.

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2021	2020	2021	2020
Adjusted EBITDA
Nevada Casino Resorts (1)	$36,591	$14,908	$149,077	$57,462
Nevada Locals Casinos (2)	18,775	14,248	80,005	45,610
Maryland Casino Resort (3)	5,866	4,395	26,697	15,094
Distributed Gaming (4)	20,324	14,035	87,276	26,952
Corporate and other	(13,776)	(8,146)	(51,337)	(34,861)
Total Adjusted EBITDA	$67,780	$39,440	$291,718	$110,257

Adjustments
Other non-operating income	$—	$—	$60,000	$—
Depreciation and amortization	(26,350)	(29,793)	(106,692)	(124,430)
Change in non-cash lease expense	(245)	(589)	(762)	(1,344)
Share-based compensation	(5,639)	(2,115)	(14,401)	(9,637)
(Loss) gain on disposal of assets	(513)	14	(1,260)	(803)
Loss on debt extinguishment and modification	(216)	—	(975)	—
Preopening and related expenses (5)	(14)	(121)	(246)	(533)
Acquisition and severance expenses	(35)	(343)	(228)	(3,710)
Impairment of goodwill and intangible assets	—	(6,092)	—	(33,964)
Other, net	(498)	(1,515)	(2,089)	(3,275)
Interest expense, net	(15,101)	(17,535)	(62,853)	(69,110)
Change in fair value of derivative	—	—	—	(1)
Income tax (provision) benefit	(70)	180	(436)	(61)
Net income (loss)	$19,099	$(18,469)	$161,776	$(136,611)
(1)    Comprised of The STRAT Hotel, Casino & SkyPod, Aquarius Casino Resort, Edgewater Hotel & Casino Resort and Colorado Belle Hotel & Casino Resort.
(2)    Comprised of Arizona Charlie’s Boulder, Arizona Charlie’s Decatur, Gold Town Casino, Lakeside Casino & RV Park and Pahrump Nugget Hotel Casino.
(3)    Comprised of the operations of the Rocky Gap Casino Resort.
(4)    Comprised of Nevada Distributed Gaming, Nevada Taverns and Montana Distributed Gaming.
(5)    Preopening and related expenses consist of labor, food, utilities, training, initial licensing, rent and organizational costs incurred in connection with the opening of tavern and casino locations.